SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

YOUBET.COM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ ☐	No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2005
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT THE COMPANY’S STOCK OWNERSHIP
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
INFORMATION ABOUT THE BOARD OF DIRECTORS, BOARD COMMITTEES AND DIRECTOR COMPENSATION
Audit Committee Report
COMPENSATION OF EXECUTIVE OFFICERS
Option Grants in 2004
Option Exercises and Fiscal Year-End Values
Equity Compensation Plan Information
Comparison of Cumulative Total Returns
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS TO BE VOTED UPON
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE YOUBET.COM, INC. EQUITY INCENTIVE PLAN
Youbet.com, Inc. Equity Incentive Plan
STOCKHOLDER PROPOSALS
FORWARD-LOOKING STATEMENTS

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100
Dear Fellow Stockholder:
      You are cordially invited to attend Youbet.com’s Annual Meeting of Stockholders to be held on June 2, 2005, beginning at Noon, Pacific Time, at our executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367.
      You are being asked to elect eight directors to hold office for a term of one (1) year or until their successors are duly elected and qualified and to approve the Youbet.com, Inc. Equity Incentive Plan. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote FOR all of the proposed nominees for election to our Board and FOR the approval of the Youbet.com, Inc. Equity Incentive Plan.
      Your Board of Directors appreciates and encourages stockholder participation in Youbet.com’s affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and mail the enclosed proxy card in the envelope provided or vote via telephone or the Internet at your earliest convenience so that your vote will be counted at the meeting.
      Thank you for your cooperation.

Very truly yours,

Charles F. Champion
Chairman of the Board, President and
Chief Executive Officer

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100
NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
       The 2005 Annual Meeting of Stockholders of Youbet.com, Inc. will be held on June 2, 2005, beginning at Noon, Pacific Time, at Youbet’s executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367, for the following purposes:

1.	To elect a Board of Directors of eight members to hold office for a term of one (1) year or until their successors are duly elected and qualified;

2.	To approve the Youbet.com, Inc. Equity Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Stockholders of record at the close of business on April 8, 2005, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A complete list of these stockholders will be available at least ten days prior to the Annual Meeting at Youbet’s executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367.
      Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if the proxy card is mailed in the United States. Alternatively, stockholders may vote via telephone or the Internet.

By Order of the Board of Directors,

Scott Solomon
Corporate Secretary
Woodland Hills, California
May 2, 2005

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
      The Annual Meeting of Stockholders of Youbet.com, Inc. will be held on June 2, 2005, beginning at Noon, Pacific Time, at Youbet’s executive offices located at 5901 De Soto Avenue, Woodland Hills, California 91367. At the Annual Meeting, stockholders will be asked to (i) elect eight directors of Youbet to hold office for a term of one (1) year or until their successors are duly elected and qualified, (ii) approve the Youbet.com, Inc. Equity Incentive Plan, and (iii) transact such other business as may properly come before the meeting. This proxy statement, together with the accompanying notice and enclosed proxy card, are first being sent to stockholders on or about May 4, 2005.
Who is entitled to attend and vote at the Annual Meeting?
      Stockholders of record at the close of business on April 8, 2005 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of our common stock that you own and are entitled to vote.
What constitutes a quorum at this Annual Meeting?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date of April 8, 2005, will constitute a quorum for purposes of this meeting. As of the record date, 31,909,315 shares of common stock were issued and outstanding. Proxies received but marked “withhold” or “abstain” and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A “broker non-vote” occurs when a broker holding shares of common stock as nominee for the beneficial owner signs and returns a proxy card to us but does not vote on a particular proposal because the broker has not received instructions on how to vote from the beneficial owner of our common stock and the broker does not have discretionary voting power from the beneficial owner with respect to that proposal. Please note that your bank or broker cannot vote on your behalf on “non-routine” proposals, such as the approval of Youbet’s Equity Incentive Plan, without your instructions.
How do I vote by proxy?
      Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. Alternatively, you may vote via telephone or the Internet.
      If you properly fill in your proxy card and we receive it in time to vote at the meeting or if you vote via telephone or the Internet, your “proxy” (one of the individuals named on your proxy card) will vote your shares on your behalf as you have directed on your proxy card. If you sign the proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares of common stock as recommended by the Board, that is, FOR the election of all eight nominees for director and FOR the approval of the Equity Incentive Plan.

      If any other matter is presented, your proxy will vote your shares in accordance with your proxy’s best judgment. At present, the Board knows of no other business that is intended to be acted on at the meeting.
Can I vote by telephone or on-line?
      Yes. Voting via the Internet or by telephone is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears in the shaded area at the top of the proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., New York City Time, on June 1, 2005.
      If you own your shares in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your shares are held by a bank, broker or other nominee, you can also vote via the Internet or by telephone. The instructions to vote via the Internet or by telephone will be provided on the voting form supplied by your bank or broker. You may need to contact your bank or broker to vote.
How do I vote if my shares are held by my broker?
      If your shares of common stock are held by your broker in “street name”, you should instruct your broker concerning how to vote your shares in the manner provided by your broker.
Can I change my vote after I return my proxy card?
      Yes. You may change your vote at any time before the proxy is exercised at the meeting. To change your vote, you may:

1. File with Youbet’s Secretary a written notice “revoking” your earlier vote;

2. Submit a properly completed and signed proxy card with a later date; or

3. Appear in person at the meeting, declare your prior proxy to be revoked and then vote in person at the meeting (although merely attending the meeting will not revoke your proxy).
You may need to contact your bank or broker to vote.
How do I vote in person?
      If you plan to attend the meeting and vote in person, we will give you a ballot or a new proxy card when you arrive at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for you to vote in person.
What vote is required to approve each proposal?
      Directors are elected by a “plurality”. That is, the eight nominees for director who receive the most votes from those shares present or presented at the meeting will be elected. Unless otherwise instructed on your signed proxy, your shares will be voted FOR the election of all eight directors. If you do not vote for a particular nominee, or if your broker does not vote your shares of common stock held in street name, or if you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum present at the meeting.
      An affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and which are entitled to vote is required for the approval of the Equity Incentive Plan. Unless otherwise instructed on your signed proxy, your shares will be voted FOR the approval of the Equity Incentive

Plan. If your broker does not vote your shares of common stock held in street name, your vote will not count either “for” or “against” this proposal and will have the same effect as a vote against this proposal. Abstentions will also have the same effect as a vote against the proposal. However, both abstentions and broker non-votes will count toward the presence of a quorum.
      Generally, the affirmative vote of a majority of the outstanding shares of common stock present or represented at the meeting and which are entitled to vote on the matter is required for any other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.
Are there any dissenters’ rights of appraisal?
      The Board is not proposing any action for which the laws of the State of Delaware, the Certificate of Incorporation or the By-laws of Youbet provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares of common stock.
How are proxies being solicited?
      Proxies will be solicited on our behalf principally by mail, but additional solicitations may be made by telephone or other media by our officers, employees or agents. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us.
Where are Youbet’s principal executive offices?
      Youbet’s principal executive offices are located at 5901 De Soto Avenue, Woodland Hills, California 91367.
How can I obtain additional information about Youbet?
      A copy of Youbet’s Annual Report on Form 10-K for the year ended December 31, 2004 (without exhibits) accompanies this proxy statement. Upon written request of any Youbet stockholder, Youbet will furnish such stockholder without charge a copy of its Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2004. Please address all such requests to Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367, Attention: Secretary.
      Youbet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), which requires that Youbet file reports, proxy statements and other information with the Securities and Exchange Commission (the SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including Youbet, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, Youbet’s Exchange Act filings, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices in New York City and Chicago. Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the SEC’s customary fees. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.

INFORMATION ABOUT THE COMPANY’S STOCK OWNERSHIP
Which stockholders own at least five percent of Youbet’s common stock?
      As of March 31, 2005, there were 31,705,815 shares of common stock outstanding. The table below sets forth information as of March 31, 2005, listing individuals and entities who are known, primarily from Schedules 13G filed by such individuals and entities, who beneficially own more than 5% of Youbet’s common stock.

	Amount of Shares		Percent of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned		Outstanding

JPMorgan Chase & Co.	2,250,800	(2)	7.1%
270 Park Avenue New York, New York 10017
David M. Marshall	1,897,887	(3)	6.0%
5901 De Soto Avenue Woodland Hills, California 91367
Charles F. Champion	1,742,500	(4)	5.5%
5901 De Soto Avenue Woodland Hills, California 91367

(1)	Beneficial ownership is determined in accordance with rules of the SEC and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet common stock.

(2)	The information contained in this table, other than the calculation of percent of shares outstanding, with respect to JPMorgan Chase & Co. is based solely on a filing on Schedule 13G reporting beneficial ownership to the SEC as of December 31, 2004.

(3)	Consists of (i) 797,787 shares of common stock owned by Mr. Marshall directly or through David Marshall, Inc., (ii) 100 shares of common stock issuable upon the exercise of stock options held by Mr. Marshall, (iii) 100,000 shares of common stock issuable upon the exercise of warrants held by the David Marshall, Inc. Profit Sharing Trust, and (iv) 1,000,000 shares of common stock issuable upon the exercise of stock options held by the David Marshall, Inc. Profit Sharing Trust. Excludes shares of common stock and shares underlying exercisable warrants owned by Sid Marshall and the Memorial Gift Trust for which Sid Marshall, David’s father, serves as Trustee.

(4)	Consists of 42,500 shares of common stock owned by Mr. Champion directly and 1,700,000 shares of common stock issuable upon the exercise of stock options held by Mr. Champion.
How much common stock is owned by Youbet’s officers, directors and nominees for director?
      The following table sets forth, as of March 31, 2005, the amount of our common stock beneficially owned by:

•	Directors and nominees;

•	The officers named in the Executive Compensation table; and

•	All directors and executive officers as a group.

Stock Ownership of Officers, Directors and Nominees
as of March 31, 2005

			Percent of
	Amount and Nature of		Shares
Name of Beneficial Owner(1)	Beneficial Ownership		Outstanding

David M. Marshall	1,897,887	(2)	6.0%
Charles F. Champion	1,742,500	(3)	5.5%
Gary W. Sproule	600,000	(4)	1.9%
Charles R. Bearchell	50,000	(5)	*
Gary Adelson	55,000	(6)	*
Joseph F. Barletta	70,000	(7)	*
Guy Chipparoni	65,000	(8)	*
James Edgar	123,334	(9)	*
Robert E. Brierley	30,000	(10)	*
R. Douglas Donn	—		*
F. Jack Liebau	—		*
Michael Veitch	380,647	(11)	1.2%
All directors, nominees and executive officers as a group — 11 persons	5,004,367		15.8%

*	Less than one percent

(1)	Beneficial ownership is determined according to the rules of the SEC and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their common stock.

(2)	Consists of (i) 797,787 shares of common stock owned by Mr. Marshall directly or through David Marshall, Inc., (ii) 100 shares of common stock issuable upon the exercise of stock options held by Mr. Marshall, (iii) 100,000 shares of common stock issuable upon the exercise of warrants held by the David Marshall, Inc. Profit Sharing Trust, and (iv) 1,000,000 shares of common stock issuable upon the exercise of stock options held by the David Marshall, Inc. Profit Sharing Trust. Excludes shares of common stock and shares underlying exercisable warrants owned by Sid Marshall and the Memorial Gift Trust for which Sid Marshall, David’s father, serves as Trustee.

(3)	Consists of 1,700,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table and 42,500 shares of common stock owned.

(4)	Consists of 600,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(5)	Consists of 50,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(6)	Consists of 55,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(7)	Consists of 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table and 45,000 shares of commons stock owned.

(8)	Consists of 40,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table and 25,000 shares of common stock owned.

(9)	Consists of 103,334 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table and 20,000 shares of common stock owned.

(10)	Consists of 30,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(11)	Mr. Veitch resigned from Youbet as Chief Marketing Officer as of December 31, 2004. Consists of 380,647 shares of common stock owned.
Do any of the directors or executive officers have an interest in the matters to be acted upon?
      Charles F. Champion, David M. Marshall, Gary Adelson, James Edgar, Joseph F. Barletta and Robert E. Brierley have been nominated for re-election as directors, and each, therefore, has a direct interest in the outcome of Proposal No. 1. Each director nominee other than Mr. Champion and Mr. Marshall is entitled to receive an annual grant of stock options for service on the Board, as described under “Director Compensation” on page 14, and each non-employee director nominee, therefore, has an interest in the outcome of Proposal No. 2.
Did directors, executive officers and greater than ten percent stockholders comply with Section 16(a)’s beneficial ownership reporting requirements in fiscal year 2004?
      Section 16(a) of Exchange Act requires Youbet’s officers, directors and persons who own more than ten percent of a registered class of Youbet’s equity securities to file reports of ownership and changes in ownership of common stock (Forms 3, 4 and 5) with the SEC. Officers, directors and greater-than-ten percent holders are required to furnish Youbet with copies of all such forms which they may have filed.
      Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to Youbet with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and security holders required to file the same during the fiscal year ended December 31, 2004, except that: Mr. Bearchell and Mr. Brierley each filed their initial report on Form 3 late and on a Form 5; Mr. Bearchell and Mr. Sproule each filed one Form 5 reporting a single transaction late; and Mr. Marshall did not file a Form 4 or Form 5 reporting two transactions.
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers
      The following table sets forth certain information regarding the executive officers and current directors of Youbet:

Name	Age	Position

Charles F. Champion	51	Chairman of the Board, Chief Executive Officer and President
Gary W. Sproule	54	Chief Operating Officer
Charles R. Bearchell	50	Chief Financial Officer and Treasurer
David M. Marshall	41	Vice Chairman of the Board
Gary Adelson	52	Director
Joseph F. Barletta	68	Director
Guy Chipparoni	46	Director
James Edgar	58	Director
Robert E. Brierley	53	Director
Biographies of Executive Officers and Directors
      CHARLES F. CHAMPION joined Youbet in March 2002 as President and Chief Operating Officer and was promoted to Chief Executive Officer in September 2002. He was elected to the additional position of Chairman of the Board of Youbet in August 2003. He has also served as a Director since March 2002. From July 2001 through March 2002, Mr. Champion served as a consultant to various firms. From January 1999 to June 2001, Mr. Champion was President and Publisher of Access Magazine. From 1995 through 1999,

Mr. Champion served as Senior Vice President of Circulation and Marketing for Philadelphia Newspapers, Inc., a Knight Ridder Company, which includes the Philadelphia Inquirer and Daily News. From October 1990 to June 1995, Mr. Champion held various executive positions including Executive Vice-President of Sun-Times Company in Chicago and served as the President of the Chicago Sun-Times Charity Trust. Mr. Champion held a number of management and executive positions from 1973 to 1990 with both the Daily News of Los Angeles and Freedom Newspapers, the publisher of the Orange County Register.
      GARY W. SPROULE joined Youbet.com as Chief Financial Officer in May 2002 and was named Chief Operating Officer in May 2004. Prior to joining the company, Mr. Sproule served as Chief Financial Officer at Disney Interactive where he had worldwide finance responsibilities, including strategic planning, controllership, operations, administration, and information technology. Prior to Disney Interactive, Mr. Sproule served as Chief Financial Officer of WhatsHotNow.com, from 2000 to 2001, and prior to that, Chief Financial Officer of Magnet Interactive Communications, from 1997 to 2000. Mr. Sproule spent 25 years at UNOCAL, from 1972 through 1997, where he last held the position of Chief Operating Officer for the 76 Products Marketing Division.
      CHARLES R. BEARCHELL joined Youbet in June 2003 as Controller and Vice President of Finance and, in May 2004, Mr. Bearchell was appointed Chief Financial Officer by the Board. Mr. Bearchell has been in an executive and management capacity at various public and private companies, including 10 years in the finance organization at Lockheed Martin. He also served for 10 years with the Pacific Regional Office of the SEC.
      DAVID M. MARSHALL has served as a Director since March 2002, when he rejoined Youbet as Chairman of the Board and Chief Executive Officer. In April 2002, Mr. Marshall became Vice Chairman of the Board of Directors as a former Youbet executive was appointed Chairman. In September 2002, Mr. Marshall relinquished his executive role when Charles Champion was promoted to Chief Executive Officer. From 1987 to 1999, Mr. Marshall served as a senior executive and director of Youbet. From 1989 to 1998 he held the title of Chairman of the Board and CEO. Mr. Marshall was also the co-founder of MiddleWare Telecom Corporation and PC-Totes, Inc., both of which merged to become Youbet. In 1987, PC-Totes developed the world’s first fault-tolerant, PC based computer totalisator system that is now used to operate wagering at horse and dog racing tracks in the Pacific Rim. MTC, a consulting company specializing in interactive systems development, had a client portfolio that included General Motors, True North Advertising, NTN Communications and Maxwell Communications in the U.K.
      GARY ADELSON has served as a Director since April 2002. Since February 1997, Mr. Adelson has been the Managing Partner of EastWest Venture Group. In 1993, Mr. Adelson founded Interactive Cable Systems, a private cable and telephony company that was acquired by MCI. Mr. Adelson began his career as producer of the long-running television series Eight is Enough. He went on to produce many other successful television series, television films, mini-series, and feature films, including The Last Starfighter, a revolutionary film first utilizing reality-based CGI, the Emmy-winning Sybil, Hook, Universal Soldier, and It Could Happen to You. He is a member of the Academy of Television Arts and Sciences, Academy of Motion Picture Arts and Sciences, the American Film Institute, and the Directors Guild of America.
      JOSEPH F. BARLETTA joined Youbet’s Board of Directors in December 2002. Mr. Barletta is a private attorney and business consultant with an extensive media and legal background. He is currently a director of several companies including Armanino Foods of Distinction, a publicly traded company, and has served on the boards of more than 20 commercial as well as not-for-profit companies. He has served as either the Chief Executive or Chief Operating Officer of the New York Daily News, San Francisco Newspaper Agency (San Francisco Chronicle and San Francisco Examiner), TV Guide Magazine, Thomson Newspapers, Freedom Communications, and Murdoch Magazines. He also was an executive with The Wall Street Journal and the Chicago Tribune. After first practicing law with his father in Pennsylvania, he was a New York City partner in the firm of Seyfarth, Shaw, Fairweather & Geraldson and later was of counsel in that firm’s San Francisco office. He has also served as a Public Utilities Commissioner for the City and County of San Francisco.

      ROBERT E. BRIERLEY has served as a Director since August 2004. Mr. Brierley has been the Chief Financial Officer of Extraction Systems, Inc., a company that produces molecular contamination measurement and control products for semiconductor lithography environments since October 2002. From October 2001 to October 2002, Mr. Brierley was the President and founder of Corporate Growth Advisors, a consulting firm providing business consulting services to start-up and emerging growth companies. Prior to that, Mr. Brierley was Chief Financial Officer of Access Media, Inc. from April 1999 through June 2001 and a consultant to Access Media until October 2001. Mr. Brierley received a Masters Degree from the Sloan School of Management at M.I.T. and a Bachelor’s Degree from Principia College.
      GUY CHIPPARONI has served as a Director since April 2002. Mr. Chipparoni has been President of KemperLesnik Public Affairs, a division of KemperLesnik Communications since October 1998. The unit specializes in community, government and media relations, issues management, and grassroots outreach. Prior to joining KemperLesnik, Mr. Chipparoni was senior managing director of public affairs at Hill & Knowlton’s Chicago office, where, from 1992 to 1997, he built one of the most successful public affairs organizations in the Midwest. Prior to joining H&K, Mr. Chipparoni served as a Press Secretary to the Illinois Secretary of State and, later, former Governor Jim Edgar. Mr. Chipparoni also has worked on behalf of private industry by serving as liaison to state and local government to build support for corporate initiatives.
      JAMES EDGAR has served as a Director since June 2002. Mr. Edgar’s career in government spans 30 years. He served in the Illinois executive branch for 20 years, including two four-year terms as Illinois’s 38th Governor and 10 years prior to that as Secretary of State. He worked in the legislative branch of government for 10 years, which included his election to the Illinois House of Representatives. As Governor, Mr. Edgar crafted legislation that allowed horse racing to remain competitive with the rapidly growing riverboat casino industry. He also created laws to improve housing conditions for workers and their families at Illinois tracks. Since leaving the Governor’s Office in January 1999, Mr. Edgar and members of his family have engaged in raising and racing thoroughbreds and standardbreds. Mr. Edgar serves as senior advisor at KemperLesnik Public Affairs, a division of Chicago-based KemperLesnik Communications, and on a variety of corporate and not-for-profit boards of directors.
      No director, director nominee, officer or affiliate of Youbet, any owner of record or beneficially of more than five percent of any class of voting securities of Youbet has, during the last five years (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.
Nominees to the Board of Directors
      The nominees for election to the Board are:

Name	Age

R. Douglas Donn	57
F. Jack Liebau	66
      Set forth below is a description of Mr. Donn’s and Mr. Liebau’s background and their principal occupations for at least the past five years.
      R. DOUGLAS DONN retired in 2004 as Chairman of Gulfstream Park Racing Association, where he served as President and Chief Executive Officer from 1978 until 2000. Currently, Mr. Donn is the Chairman of the Community Bank of Broward and serves on the Board of Trustees of Nova Southeastern University. Mr. Donn was a founding director of the National Thoroughbred Racing Association. Mr. Donn has served as President of both the Hallandale, Florida and the Hollywood, Florida Chamber of Commerce, as the Vice Chair of the Broward Economic Development Board and as member of the board for a number of other civic and charitable organizations.

      F. JACK LIEBAU has served as the President of Bay Meadows Racing Association since July 2004. Prior to joining Bay Meadows, Mr. Liebau was the President of the California Operations of Magna Entertainment Corporation where he served as President of Santa Anita Racecourse, Golden Gate Fields Racecourse and Bay Meadows Racecourse. Mr. Liebau also served on Magna’s Board of Directors from 2001 to 2004. Prior to joining Magna, Mr. Liebau was the President of Bay Meadows Operating Company. From 1998 to 2004, Mr. Liebau served as the President of the Federation of California Racing Associations and as a director of CHRIMS — California Horse Racing Information Management Systems. Mr Liebau is a member of the Jockey Club, the co-owner of Valley Creek Farm, a thoroughbred breeding farm, and has co-owned a number of graded stakes winners.
INFORMATION ABOUT THE BOARD OF DIRECTORS, BOARD COMMITTEES
AND DIRECTOR COMPENSATION
The Board of Directors
      The Board of Directors oversees the business affairs of Youbet and monitors the performance of management. Currently, there are eight seats on the Board, seven of which are filled and one seat is vacant. This vacancy was created when the Board resolved to expand the Board to accommodate the eight nominees being submitted to stockholders for approval.
      Mr. Chipparoni is not standing for re-election to the Board, but he will continue to serve until directors are elected and qualified in connection with the Annual Meeting. The other members of the Board wish to express their appreciation to Mr. Chipparoni for his contribution to the Board and the Board committees on which he served over the past two years. Mr. Chipparoni did not have any disagreement with management or with another member of the Board with respect to Youbet’s operations, policies or practices that arose or was otherwise related to his not standing for re-election.
      The Board has affirmatively determined that Governor Edgar and Messrs. Adelson, Barletta, Chipparoni and Brierley are independent as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the NASD). The Board also has determined that, if elected, Mr. Donn and Mr. Liebau are each independent under NASD Rule 4200(a)(15). In reviewing the independence of the current Board members, the Board considered the consulting arrangement between Youbet and Governor Edgar, and noting, among other factors, that the value of stock options vesting in each fiscal year pursuant to the terms of Governor Edgar’s consulting agreement is less than $60,000 each year, the Board determined that there are no relationships that would interfere with Governor Edgar’s independent judgment in carrying out his responsibilities as a director. For a summary of the material terms of Governor Edgar’s consulting agreement, see “Certain Relationships and Related Transactions.”
      During 2004, each of our directors attended at least 75% of the total number of meetings of the Board and meetings of the Committees on which such director served.
      Members of the Board discussed various business matters informally on numerous occasions throughout the year 2004. Thirteen formal actions were taken by vote in Board meetings that occurred throughout 2004 or by unanimous consent during 2004.
      Each Director is expected to attend and participate in, either in person or by means of telephonic or video conference, all scheduled meetings of the Board of Directors, including the annual meeting, and all meetings of the committees of the Board of Directors on which such director serves. Youbet’s last annual meeting of stockholders was held on August 24, 2004, and all members of the Board other than Governor Edgar and Mr. Chipparoni, attended that meeting.
Communications to the Board of Directors
      Individuals, including stockholders, can send communications directly to the Board of Directors by writing to: Youbet.com, Inc., Secretary (Attn: Board of Directors), 5901 De Soto Avenue, Woodland Hills, California 91367. Communications intended for Youbet’s non-employee directors should be addressed to

Youbet.com, Inc., Secretary (Attn: Board Non-Employee Directors), 5901 De Soto Avenue, Woodland Hills, California 91367. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topic or if it requires investigation to verify its content. Communications related to accounting matters will be delivered to Youbet’s internal audit department and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.
Code of Conduct
      Youbet has a code of business conduct and ethics, referred to as the Youbet.com Code of Conduct, which covers all directors, officers and employees. A copy of the Code of Conduct is available on Youbet’s website at http://www.youbet.com/aboutyoubet/investors/code of conduct, or a printed copy can be obtained by writing to Youbet.com, Inc., Secretary, 5901 De Soto Avenue, Woodland Hills, California 91367. Any amendments to the Youbet.com Code of Conduct, as well as any waivers that are required to be disclosed under the rules of the SEC or the NASD, will be disclosed on a Current Report on Form 8-K filed with the SEC and posted on Youbet’s website.
Committees of the Board Of Directors
     Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee was formed in July 2003. The Nominating and Corporate Governance Committee is responsible for the search, identification, review and selection of qualified individuals to serve on the Board, and for the development and recommendation to the Board of a set of corporate governance principles applicable to Youbet. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which may be found on our website at http://www.youbet.com/aboutyoubet/investors/boardliterature.
      Governor Edgar (Chairman) and Messrs. Adelson, Barletta and Brierley are the current members of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by NASD Rule 4200(a)(15).
      During the fiscal year ended December 31, 2004, the Nominating and Corporate Governance Committee met one time.

Stockholder Nominations
      The Nominating and Corporate Governance Committee will accept nominations from stockholders. A stockholder who wishes to nominate a director should send a notice with the stockholder’s nomination and the information set forth below to the Secretary of Youbet. According to Youbet’s By-laws, the nomination must be received at the principal executive offices of Youbet not less than 50 days nor more than 90 days prior to the date of Youbet’s annual meeting, unless Youbet gives less than 60 days notice to stockholders of the date of the annual meeting, in which case the nomination must be received not later than the 10th day following the date of Youbet’s notice announcing the date of the annual meeting. Accordingly, for this Annual Meeting, stockholder nominations would need to be received by the Secretary of Youbet on or before May 12, 2005. A stockholder’s notice to Youbet concerning nominations for director shall set forth:

•	as to each proposed nominee for election as a director, the name, age, business address and, if known, the residence address of each proposed nominee, the principal occupation or employment of each nominee and the number of shares of our common stock beneficially owned by each nominee; and

•	as to the stockholder giving notice, the stockholder’s name and address as they appear on Youbet’s books and the class and number of shares of common stock that are beneficially owned by such stockholder.

      To date, no stockholder or group of stockholders owning more than 5% of Youbet’s common stock for at least one year has put forth any director nominees. As discussed above, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning director nominees by stockholders. Stockholders wishing to nominate a director should follow Youbet’s nominating process summarized above and more fully described in Youbet’s By-laws. All potential director candidates, regardless of source, are reviewed under the same process.

Minimum Criteria for Board Members
      The Nominating and Corporate Governance Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, the Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include, but are not limited to, judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size and industry sector, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee will also review the qualifications of director nominations submitted to Youbet by stockholders and will make recommendations to the full Board about these nominees as the Committee deems appropriate. All potential director candidates, regardless of source, are reviewed under the same process.

Process for Identifying Nominees
      The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated. Various potential candidates for director are then identified. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other industry sources. In evaluating the candidate, the Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of the Committee, and may be considered at any time during the year. In evaluating such candidates, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
      There are two nominees for election to the Board this year who have not previously served as directors of Youbet. Mr. Donn was recommended to the Committee by one of Youbet’s non-employee directors, and Mr. Liebau was recommended to the Committee by Youbet’s Chief Executive Officer. Mr. Donn and Mr. Liebau were evaluated, together with other candidates, through the process described above. After evaluating Messrs. Donn and Liebau in accordance with the guidelines and procedures described above, the Committee unanimously recommended Messrs. Donn and Liebau as director candidates.
     Compensation Committee
      The Compensation Committee was formed in April 2002. The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to stock options, bonuses and salaries and to perform all other duties as the Board may from time to time designate. Messrs. Barletta (Chairman) and Chipparoni are the current members of the Compensation Committee. During the fiscal year ended December 31, 2004, the Compensation Committee met three times. The Compensation Committee operates pursuant to a written charter, a copy of which may be found on our website at http://www.youbet.com/aboutyoubet/investors/boardliterature.

     Audit Committee
      The duties and responsibilities of the Audit Committee are to recommend the selection of the independent public accountants for Youbet to the Board, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation with the independent auditors, to review with Youbet’s Chief Financial Officer and independent auditors Youbet’s financial statements and corporate accounting practices and policies and financial controls and to perform all other duties as the Board may from time to time designate. During the fiscal year ended December 31, 2004, the Audit Committee met ten times.
      Messrs. Brierley (Chairman), Barletta and Chipparoni are the current members of the Audit Committee. No current member of the Audit Committee has received any consulting fees, advances or compensatory fees from Youbet or its subsidiaries, and no member of the Audit Committee is an affiliate of Youbet or its subsidiaries.
      The Board has determined that Messrs. Barletta, Chipparoni and Brierley are independent under the applicable rules of the SEC and the NASD such that they may sit on the Audit Committee. The Board has further determined that Mr. Brierley qualifies as an audit committee financial expert, as defined by SEC rules. The Board has adopted an Audit Committee Charter. A copy of Youbet’s Audit Committee charter may be found on our website at http://www.youbet.com/aboutyoubet/investors/boardliterature.
     Relationship with Independent Auditors
      The Audit Committee, has selected Piercy Bowler Taylor & Kern, Certified Public Accountants and Business Advisors, or PBTK, an independent registered public accounting firm, to continue as Youbet’s independent auditors for fiscal year 2005. On August 18, 2004, Youbet dismissed BDO Seidman, LLP as its independent auditor. Youbet’s dismissal of BDO Seidman was made by the Audit Committee and, while not required, was ratified by the entire Board.
      BDO Seidman’s reports on Youbet’s financial statements for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
      In connection with the audit as of and for the year ended December 31, 2003 and as of and for the year ended December 31, 2002 and through August 18, 2004, there were no disagreements with BDO Seidman on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO Seidman, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years, except that during the second quarter of 2004, Youbet and BDO Seidman had a disagreement that if not resolved would have caused BDO Seidman to make reference to the matter in their report on the financial statements of Youbet for the year ended December 31, 2004, had it been engaged to issue one. This disagreement involved whether certain consulting fees should have been expensed when they occurred in the second quarter of 2004 or whether such expenses should have been capitalized and amortized over the second and third quarters of 2004. After discussions, management adopted the approach advocated by BDO Seidman, and the financial statements filed as part of Youbet’s Form  10-Q for the quarter ended June 30, 2004 included the consulting expenses at issue as operating expenses.
      During the years ended December 31, 2003 and December 31, 2002, and through August 18, 2004, there were no “reportable events” (as defined by Item 304 (a)(1)(v) of Regulation S-K).
      Youbet’s Audit Committee engaged PBTK, based in Las Vegas, Nevada, to act as it’s independent auditor beginning with the third quarter of the fiscal year ending December 31, 2004, PBTK’s appointment became effective on August 18, 2004. Youbet selected PBTK for their extensive experience and expertise in the gaming industry. Representatives of PBTK are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      During the two most recent fiscal years and the interim period preceding the appointment of PBTK, Youbet did not consult PBTK regarding either (i) the application of the accounting principles to a specified transaction, either completed or proposed (except that Youbet questioned PBTK informally prior to its engagement about the proper accounting for gaming license fees and costs expected to be incurred in Nevada) or the type of audit opinion that might be rendered on Youbet’s financial statements, and neither a written report nor advice was provided to Youbet that PBTK concluded was an important factor considered by Youbet in reaching a decision as to the engagement of PBTK or the accounting of financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
      Youbet has authorized and requested BDO Seidman to respond fully to the inquiries of PBTK regarding the matters discussed above.
     Audit and Non-Audit Fees
      The following table sets forth fees for professional services rendered by BDO Seidman, LLP for the audit of Youbet’s financial statements as of and for the fiscal year ended December 31, 2003, by PBTK for the audit of Youbet’s financial statements as of and for the fiscal year ended December 31, 2004 and fees for other services rendered by BDO Seidman and/or PBTK during fiscal years 2004 and 2003:

	2004	2003

Audit fees(1)	$187,104	$121,231
Audit-related fees(2)	30,787	0
Tax fees(3)	17,490	24,950
All other fees(4)	10,193	0

Total	$245,574	$146,181

(1)	Represents fees for professional services provided in connection with the audit of Youbet’s annual financial statements, review of Youbet’s quarterly financial statements, and Sarbanes-Oxley Section 404 services.

(2)	Represents fees for professional services provided in connection with the audit of Youbet’s 401(k) Plan and also includes services in connection with Youbet’s change in auditors.

(3)	Represents fees for services and advice provided in connection with preparation of Youbet’s federal and state (California and Oregon) tax returns.

(4)	During 2004, Youbet incurred fees related to the filing of a registration statement on Form S-3 related to the resale of common stock by certain selling stockholders.
      The Audit Committee has determined that the provision of non-audit services by both BDO Seidman, LLP and PBTK during fiscal year 2004 were compatible with maintaining BDO Seidman, LLP’s and PBTK’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Exchange Act. Generally, the Audit Committee approves in advance audit and non-audit services to be provided by Youbet’s independent auditors. In other cases, in accordance with SEC Rule 2-01(c)(7) of Regulation S-X, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman report such approvals to the Audit Committee and the next regularly scheduled meeting of the Audit Committee.

Audit Committee Report
      The following paragraphs constitute the report of the Audit Committee for the fiscal year ended December 31, 2004. In accordance with the SEC’s rules, this report shall not be deemed to be subject to SEC Regulation 14A or to Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any statements or reports filed by Youbet with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.
      Subsequent to the close of the 2004 fiscal year, the Audit Committee performed the following functions:

•	reviewed and discussed Youbet’s audited financial statements with management;

•	discussed with Youbet’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect;

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, discussed with the independent auditors their independence from management and from Youbet and considered whether the independent auditors’ provision of non-audit services is compatible with maintaining the auditors’ independence;

•	based on the review and discussions above, the Audit Committee has concluded that the independent auditors are independent from Youbet and its management; and

•	based on the reports and discussions above with the company’s management and the independent auditors concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Youbet’s annual report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.
In addition, the Audit Committee will continue to perform the following function:

•	review the interim financial statements with Youbet’s management and the independent auditors prior to the filing of Youbet’s Quarterly Reports and discuss the results of the quarterly reviews and other matters to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.
Submitted on April 26, 2005, by the members of the Audit Committee:

Robert E. Brierley (Chairman)
Joseph Barletta
Guy Chipparoni
Director Compensation
      Directors who are also employees receive no additional compensation for serving on the Board or its committees. Non-employee directors receive:

•	$14,000 annual retainer;

•	Additional annual retainers of $5,000, $3,500 and $2,000 for the Audit Committee Chairman, Compensation Committee Chairman and other Committee Chairman, respectively;

•	Per diem fees of $1,000 for services and activities performed on behalf of the Board and its committees;

•	Annual grant of stock options ($35,000 converted into a number of options using a Black-Sholes valuation model or 15,000 options, whichever is greater);

•	Cash payment of $1,000 for Board meetings attended in person ($500 for attending via telephone);

•	Cash payment of $500 for committee meetings attended in person ($250 for attending via telephone).
      All stock option exercise prices are set at the current market price on the day of the grant. The options will vest monthly over one year and are exercisable for a period of ten years from the date of grant. Non-employee directors are also reimbursed for travel costs and other out-of-pocket expenses incurred to attend Board and Board committee meetings.
      Mr. Brierley received an initial grant of 40,000 options upon his election to the Board of Directors in August 2004.
COMPENSATION OF EXECUTIVE OFFICERS
Executive Officer Compensation
      The following table sets forth all compensation paid by Youbet for the years ended December 31, 2004, 2003 and 2002 to the Chief Executive Officer and other executive officers of Youbet whose total salary and bonus for 2004 exceeded $100,000.

						Long Term
						Compensation
						Awards &
		Annual Compensation				Securities
						Underlying
Name and Principal Position	Year	Salary	Bonus	Other		Options

Charles F. Champion	2004	$471,443	$220,000	$101,036	(1)	—
Chairman of the Board, Chief	2003	388,332	175,000	87,995		950,000
Executive Officer and President	2002	204,360	25,000	31,426		750,000
Gary W. Sproule	2004	$309,752	$120,000	$12,828	(2)	300,000
Chief Operating Officer	2003	245,192	125,000	10,210		—
	2002	125,481	—	5,250		300,000
Charles R. Bearchell	2004	$177,308	$23,102	$10,553	(3)	150,000
Chief Financial Officer and Treasurer	2003	64,000	2,752	3,600		50,000
	2002	—	—	—		—
Michael Veitch	2004	$173,077	$50,000	$34,516	(4)	—
Former Chief Marketing Officer	2003	215,384	50,000	56,038		250,000
	2002	46,154	25,000	2,250		100,000

(1)	In 2004, 2003 and 2002, respectively, consisted of $9,000, $6,000 and $7,269 for automobile allowance, $79,487, $74,992 and $22,892 for duplicative living expenses (subject to the $60,000 maximum per contract year as set forth in Mr. Champion’s employment agreement) and $12,549, $7,003 and $1,265 for medical insurance.

(2)	In 2004, 2003 and 2002, respectively, consisted of $9,000, $9,000 and $5,250 for automobile allowance and $3,828, $1,210 and $0 for medical insurance.

(3)	In 2004 and 2003, respectively, consisted of $7,200 and $3,600 for automobile allowance and $3,353 and $0 for medical insurance.

(4)	In 2004 and 2003, respectively, consisted of $9,000 and $9,000 for automobile allowance, $9,969 and $39,840 for duplicative living expenses, and $15,547 and $7,198 for medical insurance. In 2002, consisted of an automobile allowance.

Option Grants in 2004
      The following table sets forth certain information regarding option grants to each of Youbet’s named executive officers during the year ended December 31, 2004.

Individual Grants(1)
Rates of Stock
	Number of	Percent of			Appreciation for Option
	Securities	Total Options			Term
	Underlying	Granted to	Exercise
	Options	All Employees	Price per	Expiration	5% per	10% per
Name	Granted(1)	in 2004(2)	Share	Date	Year(3)	Year(3)

Charles F. Champion	—	—	—	—	—	—
Gary W. Sproule	300,000	36.7%	$2.49	12/31/08	$206,382	$456,051
Charles R. Bearchell	150,000	18.3%	$3.49	3/28/09	$144,633	$319,602
Michael J. Veitch	—	—	—	—	—	—

(1)	Options were granted under the 1998 Stock Option Plan and are exercisable for common stock.

(2)	For the year ended December 31, 2004, a total of 817,800 stock options were granted to all employees including all named executive officers.

(3)	Potential realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the current market value, of our common stock) set by the SEC, and therefore, are not intended to forecast possible future appreciation, if any, of Youbet’s stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the optionholder’s continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.
Option Exercises and Fiscal Year-End Values
      As of December 31, 2004, for each of the named executive officers, the following table lists the number of Youbet’s common shares underlying unexercised stock options and the value of unexercised in-the-money stock options.

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-The-Money
	Shares		Options at 12/31/04(1)			Options at 12/31/04(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable

Charles F. Champion	—	—	1,700,000		—	$6,094,500	—
Gary W. Sproule	—	—	600,000		—	$2,055,000	—
Charles R. Bearchell	—	—	12,500		187,500	$26,625	$315,375
Michael J. Veitch	—	—	350,000	(3)	—	$1,218,000	—

(1)	Options shown were granted under the 1998 Stock Option Plan.

(2)	Value of exercisable and unexercisable in-the-money stock options were calculated by taking the difference between the exercise price of each option and the closing market price of $5.06 for the common stock on December 31, 2004 and then multiplying by the number of options.

(3)	As of March 31, 2005, Mr. Veitch had exercised all 350,000 options.

Equity Compensation Plan Information
      The following table sets forth certain information regarding Youbet’s 1998 Stock Option Plan. All information set forth below is as of December 31, 2004, pursuant to applicable regulations.

	A	B	C

			Number of Securities
			Available for Future
			Issuance under Equity
		Weighted-Average	Compensation Plans
	Number of Securities to	Exercise Price of	(Excluding Securities
	be Issued upon Exercise	Outstanding Options,	Warrants and Rights
	of Outstanding Options,	Warrants, and	Warrants and Rights
Equity Compensation Plans	Warrants, and Rights	Rights	Reflected in (A))

Stock Options Approved by Security Holders	6,154,325	$1.52	15,370
Warrants Approved by Security Holders	351,363	$0.80	—

TOTAL	6,505,688	$1.48	15,370

[Remainder of page intentionally left blank.]

Compensation Committee Report on Executive Compensation
      The Compensation Committee has furnished the following report on executive compensation for the 2004 fiscal year.
      The Compensation Committee has the authority to annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and set the level of compensation for the Chief Executive officer based on that evaluation. In addition the Compensation Committee has the authority to develop guidelines, review and make recommendations to the Board regarding the compensation and performance of other executive officers and senior management. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of Youbet’s employees under Youbet’s 1998 Stock Option Plan.
      The Compensation Committee believes that the compensation programs for Youbet’s executive officers should reflect Youbet’s performance and the value created for Youbet’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of Youbet, reward individual contribution to Youbet’s success and align the interests of Youbet’s officers with the interests of its stockholders. Youbet is engaged in a very competitive industry, and Youbet’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.
      The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2004 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.
      Chief Executive Officer Compensation. Mr. Champion’s salary of $471,443 for 2004 was set under his employment agreement. Mr. Champion’s bonus was based on Youbet’s achievement of certain pre-established financial and operational goals, including growth in handle, net revenue and customers as well as Youbet’s achievement of positive EBITDA. Based on Youbet’s performance in relation to these pre-established goals, Mr. Champion was awarded a $220,000 bonus in 2004. Other Compensation consisted of $9,000 for automobile allowance, $79,487 for duplicative living expenses and $12,549 for medical insurance. Mr. Champion did not receive any stock option awards in 2004.
      Other Executive Officer Compensation during 2004. The Chief Operating Officer’s and the Chief Financial Officer’s salaries were negotiated and modified from time to time with a view toward rewards for performance associated with earnings.
      Base salaries and annual bonuses, if any, for executive officers are recommended by management and reviewed and approved by the Compensation Committee. The factors considered in setting compensation for executive officers in 2004 included overall corporate performance, review of the salary levels for comparable positions at peer group companies, the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual.
      Compliance with Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the company’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the company’s executive officers for the 2005 fiscal year will exceed that limit. As such, the Compensation Committee has determined that it does not need to take any action at this time to limit or restructure the elements of cash compensation payable to the company’s executive officers so as not to exceed the $1 million limit in Section 162(m). The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever potentially exceeds the $1 million level.

      The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2004 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company’s performance and the interests of the company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.
Submitted on April 26, 2005, by the members of the Compensation Committee:

Joseph F. Barletta
Guy Chipparoni
Employment, Service and Severance Agreements

Charles F. Champion
      Effective June 16, 2003, Mr. Champion and Youbet entered into a three year employment agreement pursuant to which Mr. Champion serves and President, Chief Executive Officer and Chairman of the Board of Youbet. This employment agreement provides for Mr. Champion to receive an annual salary of $440,000. In addition, Mr. Champion is eligible to receive an annual bonus to be determined by the Board in its discretion and based on attaining certain profitability goals. Upon execution of this agreement, Mr. Champion received 950,000 stock options at an exercise price of $2.23, all of which immediately vested. Mr. Champion also receives a $750 per month car allowance and $60,000 duplicative living expenses per contract year. The agreement also provides that in the event of a change of control, as defined in the employment agreement, Mr. Champion would receive a special achievement bonus of 750,000 stock options and a severance payment equal to three years of salary and bonus.

Gary W. Sproule
      Effective January 1, 2004, Mr. Sproule and Youbet entered into an employment agreement pursuant to which Mr. Sproule agreed to serve as Senior Vice President, Operations of Youbet. This employment agreement will terminate two years after either Youbet or Mr. Sproule provide notice to the other of their intention to terminate the agreement. Under this agreement, Mr. Sproule’s annual salary is $300,000 during the first year and $350,000 during the second year. Upon execution of the agreement, Mr. Sproule received 300,000 stock options at an exercise price of $2.49, all of which immediately vested. In addition, Mr. Sproule is eligible to receive an annual bonus to be determined by the Board in its discretion and based on attaining certain profitability goals. Mr. Sproule also receives a $750 per month car allowance and reimbursement for personal financial consulting services up to $10,000. On May 11, 2004, the Board appointed Mr. Sproule Chief Operating Officer of Youbet.

Charles Bearchell
      Effective March 29, 2004, Mr. Bearchell and Youbet entered into an employment agreement pursuant to which Mr. Bearchell agreed to serve as Senior Vice President of Finance of Youbet through March 28, 2006. This employment agreement provides for Mr. Bearchell to receive an annual salary of $180,000. Mr. Bearchell is also eligible to receive an annual bonus to be determined by the Board in its discretion and based on attaining certain profitability goals. Mr. Bearchell receives a $600 per month car allowance. On June 26, 2003, Mr. Bearchell was granted 50,000 stock options which vest ratably over four years at an exercise price of $2.93. On March 28, 2004, he was granted 150,000 stock options which vest ratably over four years at an exercise price of $3.49 pursuant to Youbet’s 1998 Stock Option Plan. If there is a change in control and Mr. Bearchell’s employment is terminated, he will be entitled to a severance payment equal to one year of his annual compensation. On May 11, 2004, the Board appointed Mr. Bearchell Chief Financial Officer of Youbet.

Comparison of Cumulative Total Returns
      The chart below compares the performance of Youbet’s common stock with the performance of the NASDAQ Stock Market Index and a peer group index by measuring the changes in common stock prices from December 31, 1999 through December 31, 2004. Pursuant to the SEC’s rules, we created a peer group index with which to compare our own stock performance since a relevant published industry or line-of-business index does not exist. We have selected a grouping of companies that have lines of business similar to its own. All of the companies included in the peer group index are also engaged in other businesses in which Youbet does not participate. The common stocks of the following companies have been included in the Peer Group Index: Churchill Downs, Inc., Magna Entertainment Corp. and Gemstar-TV Guide International, Inc. The chart assumes $100 was invested on January 1, 2000 in Youbet’s common stock and in each of the foregoing indices and assumes reinvestment of dividends. Youbet did not pay dividends during the period indicated. The stock performance shown on the graph below is not necessarily indicative of future price performance.
Comparison of Cumulative Total Returns

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Effective February 1, 2005, David Marshall, Inc. (DMI) and Youbet entered into a First Amended and Restated Services Agreement. Youbet has engaged DMI to retain the consulting services of David Marshall, who currently serves as the Vice Chairman of the Board of Directors of Youbet. The Services Agreement amends and restates in its entirety that certain Services Agreement, dated as of February 1, 2002, by and between Youbet and DMI. Pursuant to the Services Agreement, Mr. Marshall has agreed to provide Youbet with consulting services in the areas of strategic planning and partnering, business development, business operations, investor relations and such other areas as DMI and Youbet may agree. In exchange for Mr. Marshall’s services, Youbet has agreed to (i) pay DMI a one-time renewal fee of $175,000 and an annual base fee of $275,000 (subject to annual six percent (6%) increases), and (ii) provide Mr. Marshall with certain other benefits consistent with those given to Youbet’s senior management, such as a monthly automobile allowance and coverage under Youbet’s health and group life insurance plans. DMI will also be entitled to receive additional incentive payments (i) based upon a percentage of “Net Revenues” (as defined in the Services Agreement) collected by Youbet in connection with contracts or projects initiated by, closed with the material assistance of, or for which material assistance was provided by, Mr. Marshall, and (ii) equal to one percent (1%) of any debt or equity investment sourced directly through Mr. Marshall. The Services Agreement expires on January 31, 2008; provided, however, that the Services Agreement will renew automatically for successive one year terms until DMI or Youbet delivers a termination notice to the other party. The agreement also contains certain termination provisions that specify the payments to be made to DMI upon the death or disability of Mr. Marshall or any termination of the Services Agreement for “good reason” or with or without “cause” (as such terms are defined in the Services Agreement).
      In June 2002, Youbet entered into a three year Consulting Agreement with Governor James Edgar to provide political and legislative advice as directed by the Chief Executive Officer. In consideration, Mr. Edgar received options to purchase up to 60,000 shares of common stock at an exercise price of $0.50 per share, vesting ratably over 36 months with a ten-year term.
      For a description of certain agreements between Youbet and certain current Board members and executive officers, see “Compensation of Executive Officers — Employment, Service and Severance Agreements” above.
PROPOSALS TO BE VOTED UPON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Board has nominated the following eight persons for election as directors of Youbet: Charles F. Champion, David M. Marshall, Gary Adelson, James Edgar, Joseph Barletta, Robert E. Brierley, R. Douglas Donn and F. Jack Liebau. All of these directors will serve for a term of one (1) year or until such director’s successor is elected and qualified.
      The persons named in the proxy will vote FOR these nominees, except where authority has been withheld as to a particular nominee.
      The eight nominees for director who receive the most votes from those shares present or represented at the meeting will be elected. The nominees have consented to being named in this Proxy Statement and to serve their terms if elected. If the nominees should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute designated by the Board of Directors of Youbet.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THESE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2
APPROVAL OF THE YOUBET.COM, INC. EQUITY INCENTIVE PLAN
      We are requesting that stockholders vote in favor of adopting the Youbet.com, Inc. Equity Incentive Plan (the Equity Incentive Plan), which was approved by the Board of Directors. If adopted, the Equity Incentive Plan will amend, restate and replace our existing 1998 Stock Option Plan and will be the sole plan for providing stock-based incentive compensation to eligible employees and non-employee directors. The Board has approved, subject to stockholder approval, an additional 750,000 shares of common stock to be reserved for issuance under the Equity Incentive Plan. We firmly believe that a broad-based stock incentive program is a necessary and powerful employee incentive and retention tool that benefits all of Youbet’s stockholders. The following summary of certain major features of the Equity Incentive Plan is subject to the specific provisions contained in the full text of the Equity Incentive Plan, which is filed with the SEC as an appendix to this proxy statement but is not included as part of the proxy materials mailed to stockholders. A printed copy of the Equity Incentive Plan may be obtained by writing to Youbet.com, Inc., Secretary, 5901 De Soto Avenue, Woodland Hills, California 91367.
      Purpose. The purpose of the Equity Incentive Plan is to promote the long-term success and enhance the value of Youbet by attracting, motivating and retaining directors, officers, employees and consultants of Youbet and its affiliates through the use of competitive long-term incentives which are tied to shareholder value.
      Administration. The Equity Incentive Plan is administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee has sole discretion, subject to the limitations in the Equity Incentive Plan, to determine all questions of interpretation of the Equity Incentive Plan, as well as, to determine who the awards will be made, the amounts and types of awards to be made, and the terms, conditions and limitations applicable to each award. The Committee may delegate its authority to approve certain awards.
      Number of Awards Authorized Under the Plan. The Equity Incentive Plan permits the Compensation Committee to grant awards of stock options, restricted stock, performance awards, dividend equivalents, deferred stock, stock appreciation rights and bonus and other stock-based awards; however, the number of awards other than stock options and stock appreciation rights (including stock options and stock appreciation rights with performance compensation features) is limited to 100,000 shares in the aggregate. The Board of Directors has approved, subject to stockholder approval, an additional 750,000 shares of common stock to be reserved for issuance under the Equity Incentive Plan. If this proposal is approved, the maximum number of shares which may be issued under the Equity Incentive Plan shall be 9,250,000 shares, which includes 8,500,000 shares previously authorized for issuance under the 1998 Stock Option Plan, of which 8,484,480 options have been issued. In order to facilitate approval of this proposal and assuage any stockholder concerns regarding the number of awards Youbet intends to grant in a given year, the Board of Directors commits to Youbet’s stockholders that for the next three fiscal years it will not grant (whether under the Equity Incentive Plan or under other plans not approved by stockholders), in any fiscal year, awards representing a number of shares greater than 2.39%, which is the average annual rate for companies in Youbet’s Standard & Poor’s industry grouping, of the number of shares of Youbet’s common stock which Youbet believes will be outstanding at the end of that fiscal year. The number and types of shares available for awards may be adjusted by the Compensation Committee, subject to the limitation on awards other than stock options or stock appreciation rights, in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or similar corporate event.
      Eligibility to Receive Awards. Employees of Youbet and its affiliates, Youbet’s non-employee directors, and consultants, advisors and other persons who render services to Youbet or its affiliates are eligible for awards under the Equity Incentive Plan. Independent contractors are not eligible to receive incentive stock options. This group of eligible participants currently consists of approximately 90 individuals.
      Options. The Compensation Committee may award incentive stock options (which carry special income tax benefits under Section 421 of the Internal Revenue Code) or nonqualified stock options. The exercise prices of the shares subject to each option is set by the Compensation Committee, but may not be less than the fair market value of a share of the Company’s common stock on the date of its grant. Options granted under the Equity Incentive Plan are exercisable at the times and on the terms established by the Compensation Committee. The option exercise price must be paid in full in cash or its equivalent at the time of the exercise. The Compensation Committee also may permit payment of the option exercise price by the tender of previously acquired shares of Company stock (which has been held at least six months) or such other legal consideration which the Compensation Committee determines to be consistent with the Equity Incentive Plan’s purpose and applicable law. No participant may be granted an award of more than 1 million options in any calendar year.
      Restricted Stock. The Compensation Committee may award restricted stock under which recipients receive shares of common stock, and their rights to retain the shares of stock vest in accordance with terms established by the Compensation Committee. The Compensation Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon continued employment with Youbet and/or the achievement of specific performance goals. The Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any such restrictions, and may issues shares without any restrictions.
      Stock Appreciation Rights. The Compensation Committee may award a stock appreciation right or SAR. A SAR generally is a right to receive payment in cash or common stock equal to the appreciation in a share of stock. The Compensation Committee has complete discretion to determine the number of SARs granted to any recipient and the terms and conditions of such SARs. However, the grant price of the SAR must be no less than the fair market value of a share of Youbet’s common stock on the date of grant.
      Performance Shares. The Compensation Committee may award performance shares which are payable to the recipient, at the discretion of the Compensation Committee, in cash, common stock, or a combination thereof, upon the attainment of certain specified performance goals. The number and/or value of performance shares that will be paid out to a participant will depend upon the extent to which performance goals established by the Compensation Committee are satisfied. The Compensation Committee also may waive the achievement of any performance goals for such performance share. Performance criteria may be any of the following: net revenue, total revenue, handle, economic value-added operating income before provisions for LIFO accounting, taxes, contributions to the Company’s profit sharing plan and executive bonuses; cash flow return on investment; sales revenue; operating cash flow; pre-tax earnings; earnings; profit; earnings before taxes; earnings before interest, depreciation, taxes and amortization; working capital; return on equity; net income; operating income; revenue; earnings per share and stock price, stock price/earnings; return on assets (or total assets); return on earnings assets; operating expenses; selling, general and administrative expenses; inventory (or inventory turnover); debt; profit margin (net income/sales); accounts receivable (accounts receivable turnover, collection periods); write-offs; cash; cost of goods sold; liquidity (current assets/current liabilities); and debt to equity ratio.
      Other Awards. The Compensation Committee may award bonuses payable in shares of stock and other stock and other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the common stock, such as deferred stock or dividend equivalents. The Compensation Committee, in its sole discretion, shall determine the terms and conditions of the awards, which could include performance criteria. No participant may be granted stock-based awards, other than options, involving more than 1 million shares in any calendar year.
      Nontransferability of Awards. Awards granted under the Equity Incentive Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, except that awards other than incentive stock options may be transferred to a participant’s family for estate planning purposes. In addition, a participant may designate one or more beneficiaries to exercise vested awards following his or her death.
      Estimate of Benefits. As of April 25, 2005, there were 331,850 options that have been granted or otherwise promised, subject to stockholder approval of the Equity Incentive Plan. None of the options to be granted under the Equity Incentive Plan will be awarded to Youbet’s executive officers identified in the tables on page 15 of this Proxy Statement. The following table sets forth, as of April 25, 2005, the number of stock options that have been granted subject to stockholder approval of the Equity Incentive Plan:
Youbet.com, Inc. Equity Incentive Plan

Name and Position	Number of Options

All Non-Employee Directors (2 persons)	35,000
All Employees Other Than Executive Officers (15 persons)	286,850
      Tax Aspects. Under current federal income tax laws, the typical tax consequences of participation in the Equity Incentive Plan are as follows: (i) a recipient of a stock option or SAR will not recognize taxable income upon the grant of the option. For SARs and options other than incentive stock options, the recipient will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be eligible for capital gain or loss treatment; (ii) the purchase of shares upon exercise of an incentive stock option generally will not result in any taxable income to the recipient, except for purposes of the alternative minimum tax. Gain or loss recognized by the recipient on a later sale or other disposition of shares acquired through exercise of the option will be treated either as long-term capital gain/loss or ordinary income depending upon whether the recipient holds the shares for a specified period (generally 12 months); (iii) unless the recipient elects to recognize ordinary income at the time of receipt of a restricted stock award, the recipient will not recognize taxable income upon the receipt of the award, but at the time the award vests will recognize ordinary income equal to the fair market value of the shares at the time of vesting; (iv) at the discretion of the Compensation Committee, the plan allows a recipient to satisfy withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of common stock withheld, or by delivering to Youbet shares already owned (and held at least six months), having a value equal to the amount required to be withheld; (v) Youbet will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by the recipient at the time the recipient recognizes such income.
The closing market price of Youbet’s common stock as reported on the NASDAQ SmallCap Market for March 31, 2005 was $5.86.
The affirmative vote of a majority of shares of the Youbet’s common stock present or by proxy at the Annual Meeting and entitled to vote is required in order to approve the amendment to the Equity Incentive Plan.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE YOUBET.COM, INC. EQUITY INCENTIVE PLAN.
STOCKHOLDER PROPOSALS
      If you wish to submit proposals to be included in Youbet’s 2006 proxy statement, Youbet must receive your proposals on or before April 12, 2006. Please address your proposals to Youbet’s Secretary at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, Youbet’s By-laws provide that any stockholder proposals, including nominations of directors, may be considered at a stockholders meeting, only if written notice of the proposal is delivered to Youbet not less than 50 nor more than 90 days in advance of the meeting. Any stockholder wishing to submit a proposal at the 2006 annual meeting should contact the Secretary of Youbet after March 1, 2006 to obtain the actual meeting date and proposal deadlines. A stockholder’s notice to Youbet with respect to proposals for a meeting shall set forth as to each matter the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting;

•	the stockholder’s name and address as they appear on Youbet’s books;

•	the class and number of shares of common stock that are beneficially owned by such stockholder; and

•	any material interest of the stockholder in such proposal.

For the procedural requirements for stockholders submitting director nominees for consideration, see “Information About the Board of Directors, Board Committees and Director Compensation — Committees of the Board of Directors — Nominating and Corporate Governance Committee” above.
FORWARD-LOOKING STATEMENTS
      This proxy statement contains certain forward-looking statements. Statements containing expressions such “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “potential”, “continue” or “pursue”, or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the SEC are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this report. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in Youbet’s filings with the SEC. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure additional sources of financing; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Stockholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Appendix A

YOUBET.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 2, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- or -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- or -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 p.m., New York time on June 1, 2005.

COMPANY NUMBER

ACCOUNT NUMBER

The undersigned stockholder acknowledges receipt of the Notice of the 2005 Annual Meeting of Stockholders and the related proxy statement and hereby appoints Charles F. Champion and Gary W. Sproule, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Youbet.com, Inc. (the “Company”) at the 2005Annual Meeting of Stockholders to be held at the Company’s headquarters office located at 5901 De Soto Avenue, Woodland Hills, California 91367, on June 2, 2005, at Noon, Pacific Time, and at any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS NOMINATED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    X   .

1.	The Board of Directors has nominated the following eight persons for election as directors of the Company. All of these directors will serve for a term of one (1) year or until such director’s successor is elected and qualified.

___	For All Nominees	NOMINEES
___	Withhold Authority for All Nominees	___	Charles F. Champion
___	For All Except	___	David M. Marshall
	(See instructions below)	___	Gary Adelson
		___	James Edgar
		___	Joseph Barletta
		___	Robert E. Brierley
		___	R. Douglas Donn
		___	F. Jack Liebau

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the space next to each nominee you wish to withhold, as shown here:    X   .

2.	To approve the Youbet.com, Inc. Equity Incentive Plan:

___ For

___ Against

___ Abstain

3.	In their discretion, upon such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	______

Stockholder's Signature

Please sign, date and return this proxy card in the envelope enclosed. This proxy card will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all nominees in Item 1, for the approval of the Youbet.com, Inc. Equity Incentive Plan in Item 2 and will grant discretionary authority pursuant to Item 3. This proxy will revoke all prior proxies signed by you.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Appendix B

YOUBET.COM, INC.
EQUITY INCENTIVE PLAN

Establishment and Purpose

     This Youbet.com, Inc. Equity Incentive Plan (the “Plan”) has been adopted by the Board of Directors of Youbet.com, Inc. (the “Company”) as of April 18, 2005, and will become effective as of, and subject to, the approval of the Company’s shareholders (the “Effective Date”). The Plan constitutes an amendment, restatement and continuation of the You Bet International, Inc. 1998 Stock Option Plan, as it existed prior to this restatement.

     The purpose of the Plan is to promote the long-term success of the Company by attracting, motivating and retaining directors, officers, employees, advisors and consultants of, and others providing services to, the Company and its affiliates through the use of competitive long-term incentives which are tied to shareholder value. The Plan seeks to balance the interest of Plan participants and shareholders by providing incentives in the form of stock options, restricted stock, performance awards, dividend equivalents, deferred stock and stock appreciation rights, as well as other stock-based awards.

Article 1

Definitions

The following definitions shall be applicable throughout the Plan:

     (a) “Affiliate” means, in the case of an Incentive Stock Option, a Parent or Subsidiary entity, including a Parent or Subsidiary which becomes such after adoption of the Plan, and in all other cases, any entity which is controlled by or which controls the Company.

     (b) “Award” means, individually or collectively, any grant of an award or equity interest in the Company permitted by Section 4.2 of the Plan.

     (c) “Award Agreement” means a written agreement between the Company and a Participant with respect to an Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cause” means, except as otherwise provided in any Award Agreement of a Participant, (i) the repeated and willful failure of a Participant to substantially perform his or her duties after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any Affiliate believes the Participant has not substantially performed such duties; (ii) any willful or grossly negligent misconduct by the Participant which is materially injurious to the Company or any Affiliate, monetarily or otherwise; (iii) a Participant’s conviction of, or plea of no contest to, a felony involving moral turpitude; or (iv) an illegal act (or omission), or intentional act (or omission) of dishonesty or misrepresentation, taken by the Participant which is intended to result in the personal enrichment of the Participant at the expense of the Company or any Affiliate.

     (f) “Change of Control” means, except as otherwise provided in any Award Agreement of a Participant:

          (i) the merger or consolidation of the Company into another entity unless the shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity’s outstanding securities immediately after such merger or consolidation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company other than to a person that directly or indirectly controls, is controlled by or is under common control with the Company prior to such disposition;

          (iii) the liquidation or dissolution of the Company other than in connection with the merger or consolidation of the Company with and into another entity if shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity’s outstanding securities immediately after such merger or consolidation; or

          (iv) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company, a person that directly or indirectly controls or is controlled by or is under common control with the Company) of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934 as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or

          (v) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the members of the Board cease, by reason of one or more contested elections of Board membership, to be comprised of individuals who have been nominated for election as Board members by a majority of the Board members immediately preceding such election.

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any final or temporary rules or regulations promulgated under such section.

     (h) “Committee” means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to constitute the Committee, or if no such selection has been made, the entire Board.

     (i) “Company” means Youbet.com, Inc., a Delaware corporation, and any successor corporations thereto.

     (j) “Deferred Stock” means an Award granted pursuant to Section 7.3 of the Plan (i.e., an Award of Shares to a Participant subject to certain restrictions imposed by the Committee).

     (k) “Dividend Equivalent” means an Award granted pursuant to Section 7.2 of the Plan (i.e., an Award of the right to payment of dividends with respect to Shares of the Company).

     (l) “Employee” means any individual in an employment relationship with the Company or any Affiliate.

     (m) “Fair Market Value” means, so long as the Shares are traded on a nationally recognized exchange or automated dealer quotation system, the closing price of the Shares on that day. If the Shares are not traded on such an exchange or system and are traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for the day. If the Shares are not publicly traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee.

     (n) “GAAP” means accounting principles generally accepted in the United States.

     (o) “Immediate Family” means, with respect to a Participant, the Participant’s spouse or lineal descendents (including adopted children, stepchildren, grandchildren and lineal decendents) and the adult spouses of adult lineal descendents.

     (p) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

     (q) “Independent Contractor” means a non-employee director, consultant, advisor or other individual performing personal services for the Company or any Affiliate. An advisor or consultant whose services are in connection with the offer or sale of securities in a capital-raising transaction, or the direct or indirect promotion or maintenance of a market for the Company’s securities, shall not be an Independent Contractor for purposes of the Plan.

     (r) “Independent Director” means a member of the Board who is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director,” within the meaning of Rule 16b-3.

     (s) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

     (t) “Non-Qualified Option” means an Option that is not an Incentive Stock Option.

     (u) “Option” means a stock option awarded under Article 5 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Shares.

     (v) “Optionee” means an individual so designated in an Award Agreement who has been granted an Option by the Company pursuant to this Plan.

     (w) “Parent” means, in the case of an Incentive Stock Option, a corporation with an ownership interest in the Company as described in Section 424(e) of the Code, and in all other cases, any entity which controls the Company.

     (x) “Participant” means an individual who has been granted an Award under this Plan.

     (y) “Participating Company” means the Company or any Affiliate, which together shall be collectively referred to as the “Participating Company Group.”

     (z) “Performance Award” means an Award granted to a Participant pursuant to Section 7.1 of the Plan (i.e., an Award conditioned on the satisfaction of certain performance criteria).

     (aa) “Plan” means the Youbet.com, Inc. Stock Incentive Plan.

     (bb) “Restricted Stock Award” means an Award granted to a Participant pursuant to Article 6 of the Plan (i.e., an Award of interests in Shares subject to restrictions on continued ownership).

     (cc) “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

     (dd) “Shares” means the issued and outstanding shares of common stock of the Company or such stock as may be changed as contemplated by Article 10 below.

     (ee) “Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 7.4 of the Plan (i.e., an Award equal to the appreciation in the value of a Share).

     (ff) “Subsidiary” means, in the case of an Incentive Stock Option, a corporation in which the Company has an ownership interest as described in Section 424(f) of the Code, and in all other cases, any entity controlled by the Company.

Article 2

Administration

     2.1 Plan Administration Generally. The Committee shall have the full, discretionary authority to administer the Plan. Not in limitation thereof, all questions of interpretation of the Plan or of any Award granted under the Plan shall be determined by the Committee, in its sole discretion, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award.

     2.2 Composition of Committee. The Board shall appoint the members of the Committee. The Committee should consist solely of two or more Independent Directors. Notwithstanding the foregoing or any other provision of the Plan, the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors or to the officers of the Company the authority to grant Awards under the Plan (A) to eligible persons who are either (I) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) which, in any event, would not be considered qualified performance-based compensation within the meaning of Section 162(m) of the Code; and/or (ii) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s officers the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the 1934 Act.

Article 3

Eligibility

     Awards may be granted to any Employee or any Independent Contractor. The Committee shall determine which persons shall be granted Awards, the terms thereof and the number of Shares for which an Award may be granted. Awards of Options may be in the form of either Incentive Stock Options or Non-Qualified Stock Options, but Independent Contractors shall not be eligible to receive Incentive Stock Options.

Article 4

Shares and Awards Under the Plan

     4.1 Shares Subject to the Plan.

     (a) The maximum number of Shares which may be issued under the Plan shall be Nine Million Two Hundred Fifty Thousand (9,250,000) Shares, which includes Eight Million, Five Hundred Thousand (8,500,000) Shares authorized for issuance prior to the Effective Date. In the event that any outstanding Award for any reason lapses, expires or is terminated or canceled, the Shares allocable to the unexercised, forfeited, expired or canceled portion of such Award may again be subject to an Award. In the event a Participant pays the exercise price or purchase price of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any tax withholding obligation, the number of Shares tendered or withheld shall not be available for additional Awards. If a Stock Appreciation Right is settled in Shares, the number of Shares available under the Plan will be reduced by the full number of Shares covered by the Stock Appreciation Right, rather than by the number of Shares actually issued upon exercise. The Committee shall maintain a record of Shares subject to outstanding Awards under the Plan and the terms of such Awards, as well as a record of all Shares issued as a result of such Awards.

     (b) The Company may grant Awards under the Plan in substitution for awards held by employees of another company who become employees of the Company as a result of merger or consolidation. The Company may direct that substitute options be granted on such terms and conditions as deemed appropriate by the Committee, provided such substitution does not otherwise constitute a repricing of any option awards under GAAP.

     4.2 Types of Awards Under the Plan. The Committee, in its sole discretion, may make the following types of Awards under the Plan:

     (a) Stock Options (Non-Qualified Stock Options and Incentive Stock Options);

     (b) Restricted Stock;
     (c) Performance Awards;
     (d) Dividend Equivalents;
     (e) Deferred Stock;
     (f) Stock Appreciation Rights; and/or
     (g) Bonus and Other Stock-based Awards.

     4.3 Limit on Full Value Awards. Notwithstanding any other provision of the Plan, from and after the Effective Date the Committee shall not issue Awards, other than Stock Options and Stock Appreciation Rights (including Stock Options and Stock Appreciation Rights that may qualify as Performance Awards), in excess of One Hundred Thousand (100,000) Shares. The Share amount in this Section 4.3 is subject to adjustment under Article 10.

Article 5

Stock Options

     5.1 Terms, Conditions and Form of Options. The Committee shall determine for each Option the number of Shares for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a Non-Qualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

     (a) Option Price. The exercise price for each Option shall be established in the sole discretion of the Committee, provided it shall not be less than the Fair Market Value of a Share on the date of grant, and provided further, that the exercise price per Share of an Incentive Stock Option granted to an Optionee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Participating Company, within the meaning of section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”), shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted by the Committee in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying with the provisions of Section 424(a) of the Code to the extent applicable. Nothing hereinabove shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the option for which it is substituted.

     (b) Exercise Period of Options. The Committee shall have the power to set the time or times within which each Option shall be exercisable, or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable, and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, and (ii) no

Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted. Unless otherwise specifically provided in an Award Agreement, no Option shall be exercisable after the date the Optionee’s service (as an Employee or Independent Contractor) with the Participating Company Group is terminated for Cause. Unless otherwise specifically provided in an Award Agreement, an Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than three (3) months after the date on which the Optionee’s employment with the Participating Company Group terminates (for reasons other than for Cause), unless the Optionee’s employment with the Participating Company Group shall have terminated as a result of the Optionee’s death, in which event the Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than twelve (12) months from the date of the Optionee’s death.

     (c) Payment of Option Price. Payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made in any manner permitted by the Committee, including, but not limited to: (i) payment in cash, (ii) by check or cash equivalent, (iii) with the consent of the Committee, by delivery or attestation of ownership of a number of Shares which have been owned by the Optionee for at least six months (or such other period as necessary to prevent an accounting charge) with a Fair Market Value equal to the exercise price, (iv) with the consent of the Committee, by delivery of a stock power and instructions to a broker to sell a sufficient number of Shares subject to the Option to pay such exercise price, (v) such other consideration as the Committee determines is consistent with the Plan and applicable law, or (vi) with the consent of the Committee, any combination of the foregoing methods. Any Shares used to exercise Options to purchase Shares (including Shares withheld upon the exercise of an Option to pay the exercise price of the Option) shall be valued in accordance with procedures established by the Committee. If the Committee, in its discretion, permits the consideration to be paid through a broker-dealer sale and remittance procedure, the Committee may require the Optionee (I) to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of a sufficient number of the purchased Shares to pay the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option exercise price payable for the purchased Shares and/or all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase, (II) to provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction, and (III) to provide irrevocable instructions to the brokerage firm to remit such sale proceeds to the Company.

     (d) $100,000 Limitation. The aggregate Fair Market Value, determined as of the date on which an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000 or such other limitation imposed under Section 422 of the Code. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

     (e) Annual Limit. No individual may be granted in any calendar year Options to purchase more than 1,000,000 Shares. The Share amount in this Section 5.1(e) is subject to adjustment under Article 10. This annual limit does not apply to any Awards other than Options; the annual limitation for these other Awards is set forth in Section 7.6.

     5.2 Effect of Change in Stock Subject to Plan. The Committee shall make appropriate adjustments in the number and class of Shares subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. Notwithstanding the foregoing, such adjustments shall be made to prevent the dilution or enlargement of the rights granted under the Options as a result of any of the foregoing events. Adjustments (if any) made by the Committee shall be final and binding on the Optionee as well as his or her successors, heirs or assigns.

Article 6

Restricted Stock

     6.1 Awards of Restricted Stock. Awards of Restricted Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such Shares during the Restricted Period (as defined in Section 6.2) and the requirement that the Participant forfeit such Shares back to the Company without any consideration paid by the Company therefor upon failure to satisfy within the Restricted Period the requirements set forth in the Award Agreement. Restricted Stock may be granted alone or in addition to other Awards under the Plan. The grant of any Restricted Stock by the Company shall be evidenced by an Award Agreement.

     6.2 Restricted Period. The Committee shall establish the Restricted Period with respect to each Award of Restricted Stock. The Committee may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions for the lapse or termination of all or a portion of the restrictions upon the satisfaction prior to the expiration of the Restricted Period of the requirements set forth in the Award Agreement. The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

     Except as otherwise provided in a Participant’s Award Agreement, a Participant shall cease vesting in all or any portion of a Restricted Stock Award as of the date his or her services for the Participating Company Group terminate, for whatever reason, and any Awards that are not vested as of the date of such termination shall be forfeited; provided the Committee may, in its discretion, provide that a Participant whose services for the Participating Company Group are terminated for any reason, other than Cause (including as a result of death or disability) and/or following a Change of Control, may vest in all or any portion of his Restricted Stock Award. Any Restricted Stock Award not so vested shall be forfeited.

     6.3 Rights of Holders of Restricted Stock. Except as otherwise provided in the Award Agreement or except as otherwise provided in this Plan, the Participant shall be the owner of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

     6.4 Delivery of Restricted Stock. Restricted Stock awarded to a Participant under the Plan may be held under the Participant’s name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. Subject to Section 8.5 below, a Participant shall be entitled to delivery of stock certificates only when he or she becomes vested in accordance with the terms of his or her Restricted Stock Award.

     6.5 Forfeitures. Any Shares of Restricted Stock which are forfeited shall become the property of the Company and shall again immediately become available for award under the Plan, and all of the rights of such Participant to such Restricted Stock and all rights as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

Article 7

Additional Awards

     7.1 Performance Awards. The Committee is authorized, in its sole discretion, to grant Performance Awards to Participants on the following terms and conditions:

     (a) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee. Performance criteria may be any of the following: net revenue, total revenue, handle, economic value-added operating income before provisions for LIFO accounting, taxes, contributions to the Company’s profit sharing plan and executive bonuses; cash flow return on investment; sales revenue; operating cash flow; pre-tax earnings; earnings; profit; earnings before taxes; earnings before interest, depreciation, taxes and amortization; working capital; return on equity; net income; operating income; revenue; earnings per share and stock price, stock price/earnings; return on assets (or total assets); return on earnings assets; operating expenses; selling, general and administrative expenses; inventory (or inventory turnover); debt; profit margin (net income/sales); accounts receivable (accounts receivable turnover, collection periods); write-offs; cash; cost of goods sold; liquidity (current assets/current liabilities); and debt to equity ratio.

     (b) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and shall have such other terms as shall be determined by the Committee.

     (c) Performance-Based Awards. Performance Awards, as well as performance-based Restricted Stock under Article 6, and certain other Share-based Awards subject to performance criteria, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. The performance goal(s) shall be selected by the Committee from the performance criteria set forth in Subsection 7.1(a), above. A performance goal need not be based on an increase or positive result.

     The payout of any such Award to a Participant may be reduced, but not increased, based on the degree of attainment of other performance criteria not specified in Subsection 7.1(a), or otherwise at the discretion of the Committee, as may be provided in the Award Agreement.

     7.2 Dividend Equivalents. The Committee is authorized, in its sole discretion, to grant Dividend Equivalents to Participants. These Awards shall consist of the right to the payment of amounts equal to the value of dividends that may be paid with respect to Shares in the future. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

     7.3 Deferred Stock. The Committee is authorized, in its sole discretion, to grant Deferred Stock to Participants, on the following terms and conditions:

     (a) Award and Restrictions. Subject to Section 8.6, delivery of Shares will occur upon expiration of the deferral period specified in the Award Agreement by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine and set forth in the Award Agreement.

     (b) Forfeiture. Except as otherwise determined by the Committee, upon termination of the Participant’s service (as an Employee or Independent Contractor) with the Participating Company Group for any reason other than Cause during the applicable deferral period, as provided in the Award Agreement, all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, that the Committee may provide, in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

     7.4 Stock Appreciation Rights. The Committee is authorized, in its sole discretion, to grant Stock Appreciation Rights to Participants on the following terms and conditions:

     (a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive payment in cash or Shares (at the discretion of the Committee), upon exercise of a Stock Appreciation Right, an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or a Change of Control) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right.

     (b) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Such Stock Appreciation Rights shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

     7.5 Bonus and Other Stock-Based Awards. The Committee is authorized, in its sole discretion, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to the value of Shares or the value of securities of or the performance of a Participating Company. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.5 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

     7.6 Maximum Individual Awards. No individual may be granted in any calendar year more than 1,000,000 Shares subject to any combination of Performance Awards, Restricted Stock, or other Share-based Awards (excluding Options) subject to performance criteria. The Share amounts in this Section 7.6 are subject to adjustment under Article 10 and are subject to the Plan maximum under Article 4.

Article 8

Additional Provisions Applicable to Awards

     8.1 Award Agreements. Each Award granted hereunder shall be evidenced by a written Award Agreement that shall specify the number of Shares subject to the Award, the installments, if any, in which the Award shall vest and become exercisable, the date of the expiration of such Award, and such other terms and conditions as the Committee shall determine.

     8.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan, may in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. The Committee shall not grant any Award in substitution for any Option, Stock Appreciation Right or similar Award if the effect of such substitution would constitute a repricing of the Option under GAAP. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards, provided such grant does not constitute a repricing of an Option under GAAP.

     8.3 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award granted under this Plan exceed a period of ten years from the date of its grant.

     8.4 Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by a Participating Company upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

     8.5 Issuance of Shares.

     (a) As soon as practicable after the settlement of any Award, including full payment for the Shares purchased pursuant thereto and the satisfaction of any withholding-tax liability arising with respect to the settlement of any such Award, the Company shall duly issue such Shares to the Participant and shall cause to be delivered to the Participant a stock certificate or certificates representing such Shares and bearing such restrictive legends as the Committee may deem necessary or appropriate to ensure compliance with the Plan and all applicable laws, rules and regulations.

     (b) Notwithstanding anything to the contrary contained herein, the Company may, in its discretion, defer the issuance and delivery of Shares otherwise deliverable hereunder until completion of the process of listing the Shares on a national exchange or the filing, registration or other qualification of the Shares under any state or federal law, rule or regulation as the Company may deem appropriate, provided that the Company diligently pursues such listing, registration or qualification. The Company may require any Participant to make such representations and furnish such information as the Company may deem appropriate in connection with the issuance or delivery of Shares, in compliance with all applicable laws, rules and regulations.

     (c) The Committee may impose such restrictions on any Shares issued in settlement of any Award as it may deem advisable, including without limitation restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, under any blue-sky or state securities laws applicable to such Shares and under any applicable stockholders’ or other agreement.

     8.6 Taxes and Withholding.

     (a) As a precondition to the delivery of any Shares or other payment in settlement of any Award, the Company shall have the right and authority to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law to be withheld by the Company or any Affiliate upon delivery of Shares or other payment under any Award. The Participant may discharge such obligation in whole or in part with respect to the minimum withholding-tax liability arising upon the settlement of any Award (but no more than such minimum) (a) by transferring and delivering to the Company previously owned Shares, which shall be valued at their Fair Market Value on the date of transfer; (b) with the prior approval of the Committee, by authorizing the Company in writing to deduct and retain Shares, valued at their Fair Market Value, as of the date of exercise, from the Shares otherwise to be issued upon settlement; (c) with the prior approval of the Committee, by any combination of the foregoing methods of payment; or (d) with the prior approval of the Committee, by any other method acceptable to the Committee.

     (b) A Participant who files an election with the Internal Revenue Service to include the Fair Market Value of any Award in gross income at such time as may be permitted under Code Section 83(b) shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes, domestic or foreign, required to be withheld with respect to such election.

     8.7 Awards Non-Transferable. During the lifetime of the Participant, the rights under any Incentive Stock Option shall be exercisable only by the Participant. No Award shall be sold, assigned, transferred, made subject to gift, mortgaged, pledged, encumbered or otherwise disposed of by the Participant, except the Participant may transfer an Award by will or by the laws of descent and distribution, and the Committee may permit an Award other than an Incentive Stock Option to be transferable to members of the Participant’s Immediate Family or to a trust, partnership or other entity for the benefit of the Participant and/or any member of the Participant’s Immediate Family.

     8.8 Term. No Awards shall be granted under this Plan more than ten (10) years after the Effective Date.

Article 9

Change of Control

     9.1 Effect of Change of Control. Upon the consummation of a Change of Control, if the surviving corporation or the purchaser, to the extent applicable, does not assume the obligations of the Company under the Plan, then irrespective of the vesting provisions contained in individual Award Agreements, all Awards shall become vested and, with respect to any Award that is an Option or Stock Appreciation Right, immediately exercisable in full and each Participant will be afforded an opportunity to exercise his or her Options or Stock Appreciation Right, immediately prior to the consummation of the Change of Control (and conditioned upon the consummation of the Change of Control) so that they can participate in the transaction if they so desire. To the extent that the Plan is assumed by the successor corporation or its parent company, a Change of Control will have no effect on the vesting or exercisability of outstanding Awards except to the extent otherwise provided in the individual Award Agreement.

     9.2 Authority to Vary Terms of Awards. The Committee may, in its sole discretion, provide in each Award Agreement the treatment or disposition of any Award upon a Change of Control, including, without limitation, providing for: vesting upon the occurrence of a Change of Control; that an Award shall not become vested upon a Change of Control; vesting upon termination of personal services following a Change of Control; vesting upon termination of personal services in anticipation of a Change of Control; the surrender or substitution of any Award for consideration in connection with a Change of Control; or the payment of any amounts in connection with any Awards as the result of a Change of Control.

Article 10

Changes in Capital Structure

     In the event that the Company hereafter declares a dividend payable in, or subdivides or combines Shares, or engages in a recapitalization, reorganization, merger, consolidation, split-up, transfer of assets, combination or exchange of Shares, Change of Control or any other event affecting the Shares, the Committee shall make appropriate adjustment in the number (including without limitation the aggregate numbers specified in Section 4.1(a), Section 4.3, Section 5.1(e) and Section 7.6) and kind of Shares that are or may become subject to Awards granted or to be granted hereunder, and in the exercise price of Options or Awards granted hereunder, and shall take such other action as in its judgment shall be necessary or appropriate to equitably preserve each Participant’s rights with respect to such Awards substantially proportionate to his or her respective rights existing prior to such event. The decision of the Committee with respect to any matter referred to in this Article 10 shall be conclusive and binding upon each Participant. The Company shall give each Participant written notice of any adjustments to an Award of the Participant or the terms and conditions thereof made pursuant to this Article 10. Nothing herein is intended to preserve an Participant’s equity interest in the Company against dilution resulting from the issuance of additional securities by the Company subsequent to the grant of an Award.

Article 11

Beneficiary Designation

     Each Participant may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) who shall acquire the Participant’s rights under the Plan in case the Participant dies before exercising all of such rights. A Participant may designate such beneficiary or beneficiaries by giving the Company written notice thereof in a form prescribed by or acceptable to the Company. Except to the extent the Participant otherwise directs, each such designation shall revoke all prior designations by the Participant, and such notice shall be effective only when given to the Company (including postmarked) during the Participant’s lifetime. In the absence of an effective designation or if all duly designated beneficiaries predecease the Participant (or fail to survive the Participant by at least ten business days), any rights remaining unexercised at the Participant’s death shall be exercised by his or her estate. In the event of a Participant’s death, all actions that he or she would otherwise be entitled to take under the Plan may be taken by his or her beneficiary or estate, as the case may be, and all references in this Plan to “Optionee” or “Participant” shall, under such circumstances, be deemed to include such beneficiary or estate.

Article 12

Rights of Participants

     No Participant shall acquire any rights as a stockholder of the Company hereunder unless and until, and except to the extent that, a stock certificate representing Shares duly earned by such Participant pursuant to any Option or other Award has been issued to such Participant or the Restricted Stock Award confers such rights on the Participant. Nothing in this Plan or any Award Agreement shall confer upon any Participant any right to continue in the employment of the Participating Company Group, or to serve as an Independent Contractor, or interfere in any way with the right of a Participating Company to terminate the Participant’s employment or Independent Contractor relationship at any time. Unless specifically provided otherwise, no grant of an Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall specifically determine otherwise. No Participant shall have any claim to an Award unless and until it is actually granted under the Plan, an Award Agreement is delivered to the Participant, and if applicable, the Participant has complied with any prerequisites for such Award (including, but not limited to, countersigning the Award Agreement, if applicable). To the extent that any person acquires a right to receive cash payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All cash payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

Article 13

Amendment, Modification and Termination

     13.1 Amendment. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Shares are then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders. The Board shall not amend the Plan to permit a transaction that would have the effect of repricing an Option or Stock Appreciation Right under GAAP without obtaining shareholder approval of such amendment.

     13.2 Awards Previously Granted. No amendment, modification, suspension or termination of the Plan (including this amendment and restatement of the Plan) shall automatically change the terms of any Awards issued prior to the effective date of such amendment, modification, suspension or termination of the Plan, which Awards shall continue to be subject to the terms of the Plan prior to such effective date and the terms of the outstanding Award Agreements. Notwithstanding the preceding sentence, (i) the Committee may modify the form, terms and conditions of any outstanding Award (to the extent consistent with the terms of the Plan) in such manner, not materially adverse to the Participant, as the Committee in its discretion may determine, and (ii) with respect to any Participant subject to foreign tax laws or regulations, the Committee may vary the form, terms and conditions of any Option or Award (to the extent consistent with the terms of the Plan) as the Committee in its discretion may deem necessary or advisable to allow the Participant to qualify for favorable tax treatment under such foreign tax laws or regulations.

Article 14

Indemnification

     No member of the Board or the Committee (or any delegate thereof) shall be personally liable by reason of any contract or other instrument executed by such member (or on behalf of such member) in his or her capacity as a member of the Board or Committee or by reason of any mistake of judgment made by him or her in good faith in such capacity. The Company shall indemnify each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated and shall hold such person harmless against any loss, liability, claim, cost or expense (including reasonable attorneys’ fees and any sum paid in settlement of a claim with the approval of the Committee) incurred by or asserted against such person as a result of or arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s fraud or bad faith. The right of indemnification provided for in this Article 14 shall be in addition to any rights of indemnification to which such person may be entitled under the certificate of incorporation or bylaws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

Article 15

Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company and shall survive any purchase, merger, consolidation or other disposition of all or substantially all of the business and/or assets of the Company.

Article 16

Miscellaneous

     16.1 Applicable Law. The Plan and the grant of Awards hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. To the extent not preempted by federal law, this Plan and all actions taken hereunder shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of laws.

     16.2 Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

     16.3 Gender and Number. Except when otherwise indicated by the context, references herein to one gender shall include the other gender, and references herein to the singular or plural shall include the plural or singular.

     16.4 Headings. The headings of the Articles and Sections of the Plan are for convenience of reference only and shall not be considered in interpreting or construing the Plan.

     IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing Plan was duly adopted by the Board as of the date first written above, subject to and conditioned upon approval of the Plan by the Company’s shareholders.

YOUBET.COM, INC.
By:
Title: